Exhibit 99.1

BRT APARTMENTS CORP. SELLS MULTI-FAMILY PROPERTY

FOR $53.8 MILLION

- Generates Gain to BRT in Excess of $12 Million -

Great Neck, New York – February 10, 2022 – BRT Apartments Corp. (NYSE:BRT) today announced that it sold The Veranda at Shavano, a 288-unit multi-family property in San Antonio, Texas, for a sales price of $53.8 million. This property produced an 18.8% internal rate of return, or IRR, over the 5 ½ years it was owned by the Company. The gain on the sale of this property will be approximately $23.7 million and the Company anticipates that its share of the gain, which will be recognized in the first quarter of 2022, will be approximately $12.7 million. This property, which was owned by an unconsolidated joint venture in which the Company has a 65% equity interest, was secured by $25.1 million of mortgage debt which was repaid in connection with the sale. During the year ended December 31, 2021, this property generated $526,000 of equity in earnings from unconsolidated joint ventures, after giving effect to $715,000 of depreciation, $629,000 of interest expense and a $616,000 gain from insurance proceeds.

In addition, in late January, BRT used its available cash to pay-off $14.5 million of 4.29% mortgage debt of Avalon Apartments, located in Pensacola, Florida, that was scheduled to mature in March 2022.

Jeffrey A. Gould, Chief Executive Officer and President commented, “We continue to generate strong returns while producing significant economic gains through the targeted sale of properties that we believe have reached their maximum value in our portfolio. Our mortgage debt paydown continues the process of deleveraging our portfolio over time. We anticipate reinvesting the proceeds of the property sale in our ongoing efforts to buy-out select joint venture partners to further consolidate our operations while building long-term value for stockholders.”

Forward Looking Statements:

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the apparent improvement in the economic environment and BRT’s ability to originate additional loans. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “apparent,” “experiencing” or similar expressions or variations thereof. Forward looking statements, including statements with respect to BRT’s multi-family property ownership, acquisition and disposition activities, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements. Among other things, estimates of gains from property sales are subject to adjustment, among other things, because such gains may not reflect mortgage prepayment charges and actual closing costs may differ from the estimated closing costs. Investors are cautioned not to place undue reliance on any forward-looking statements (including the forward looking statements related to the sales of the properties described in this release which sales may not be completed or if completed, may be completed on terms less favorable to BRT than the terms described herein) and to carefully review the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Cautionary Statement Regarding Forward Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed thereafter for a discussion of factors that could cause BRT’s actual results, performance or achievements to differ materially from its expectations.

About BRT Apartments Corp.:

BRT is a real estate investment trust that either directly, or through joint ventures, owns, operates and, to a lesser extent, develops multi-family properties.  Additional financial and descriptive information on BRT, its operations and its portfolio, is available at BRT’s website at: http://BRTapartments.com.  Interested parties are encouraged to review BRT’s Annual Report on Form 10-K for the year ended December 31, 2020, and the other reports filed thereafter with the Securities and Exchange Commission for additional information.

Contact:  Investor Relations

BRT Apartments Corp.

60 Cutter Mill Road

Suite 303

Great Neck, New York 11021

Telephone (516) 466-3100

Telecopier (516) 466-3132

http://BRTapartments.com